Exhibit 10.31

Amendment 6 to

Worldspan Asset Management Offering Agreement

This amendment is the sixth amendment (“Amendment 6”) to the Asset Management Offering Agreement effective as of July 1, 2002, among Worldspan, L.P. (“Worldspan”), International Business Machines Corporation (“IBM”), and IBM Credit LLC (“IBM Credit”), Agreement ASVB594, as previously amended by Amendment 1 effective as of December 16, 2002, Amendment 2 effective as of December 31, 2003, Amendment 3 effective as of June 30, 2006, Amendment 4 effective as of January 1, 2007, and Amendment 5 effective as of February 1, 2007 (collectively, the “AMO Agreement”).

Each term defined in the AMO Agreement shall have the same meaning in this Amendment 6 unless otherwise provided herein or inconsistent with the content hereof.

The purposes of this Amendment 6 are (i) to replace, modify, or add certain terms in the AMO Agreement with the terms specified in this Amendment 6, and (ii) to enhance the infrastructure available in the Travelport Enterprise data center in Atlanta, Georgia in connection with the migration to that data center of the processing currently being performed by IBM pursuant to the Information Technology Services Agreement, effective as of January 1, 2007, between Travelport Operations, Inc. and IBM (the “ITSA”) from the Travelport Enterprise data center in Denver, Colorado.

In connection with this Amendment 6, Worldspan intends for its affiliates, Travelport Inc. (“TP”) and Galileo International LLC (“Galileo International”), entities organized under the laws of the state of Delaware, to be parties to the AMO Agreement.  Each of these entities shall directly or indirectly derive benefit from the AMO Agreement and each of them hereby agrees to be jointly and severally liable for all Worldspan obligations under the AMO Agreement.  Galileo International is the operating entity under which the GDS business of the Travelport Enterprise (as defined in Section 26 of the AMO Agreement) is conducted.  Therefore, as provided in the Joinder Agreement entered into contemporaneously herewith, for clarity in the AMO Agreement and unless specifically noted otherwise or inconsistent with the context in which it appears, each reference in the AMO Agreement to Worldspan shall be deemed to refer to Galileo (as defined in the Joinder Agreement), which shall be the identified entity in the AMO Agreement.  Notwithstanding the foregoing, Worldspan and TP remain fully liable and obligated under the AMO Agreement.  IBM, IBM Credit, Worldspan, TP and/or Galileo International may be referred to from time to time herein as the “Party” or “Parties”.

IBM will provide Machines, Programs and Services to Galileo pursuant to the terms of the AMO Agreement and the IBM Customer Agreement (Agreement Number JJT-0003) signed on July 17, 1991 and July 19, 1991, respectively, by Worldspan and IBM, including its Attachments and Transaction Documents (“ICA”).

IBM Credit will lease Machines to Galileo and provide any applicable financing pursuant to the terms of the AMO Agreement and the Worldspan, L.P. Data Center Term Lease Agreement (Agreement Number JJT-0001) signed on March 11, 1993 and March 12, 1993, respectively, by IBM Credit and Worldspan, including its applicable Supplements and Addenda (“TLA”).

Provided that Worldspan, TP, Galileo International, IBM and IBM Credit have signed and delivered this Amendment 6 on or before December 31, 2007, this Amendment 6 becomes effective as of October 1, 2007 (the “Effective Date of Amendment 6”) and, among other things, extends the Expiration Date of the AMO Agreement from June 30, 2011 to June 30, 2013.

This Amendment 6 may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement.  Any copy of this Amendment 6 made by reliable means is considered an original.

The Monthly Payment payable pursuant to this Amendment 6 is intended to include, and IBM shall provide for such Monthly Payment, the Equipment, Programs, and Services specified in the AMO Agreement, including this Amendment 6, but the Monthly Payment does not include any amounts payable for associated equipment, programs,

PORTIONS OF THIS EXHIBIT MARKED BY AN [**] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2.

and services that are addressed in other commercial agreements that IBM may have with Galileo, except to the extent otherwise specified in the AMO Agreement.

The Parties agree that this Amendment 6, which includes the associated documents attached hereto, is the complete agreement among the Parties with respect to the subject matter hereof and replaces any prior oral and/or written communications between the Parties concerning this subject matter.  By signing below, the Parties agree to the terms of this Amendment 6.

Except for the changes specified in this Amendment 6, all other terms and conditions of the AMO Agreement remain unchanged.  In the event of a conflict between this Amendment 6 and the AMO Agreement, this Amendment 6 will prevail.

The Parties agree that, as of the Effective Date of Amendment 6, the AMO Agreement shall be amended as follows:

1.                          Monthly Payments Exhibit.  Exhibit A (Monthly Payments) to the AMO Agreement is replaced in its entirety with the Exhibit A attached as Attachment 1 to this Amendment 6.

2.                          Capacity Plan Exhibit.  Exhibit B (Capacity Plan) to the AMO Agreement is replaced in its entirety with the Exhibit B attached as Attachment 2 to this Amendment 6.

3.                          Current Machines Exhibit.  Exhibit C (Current Machines) to the AMO Agreement is replaced in its entirety with the Exhibit C attached as Attachment 3 to this Amendment 6.

4.                          Settlement/Termination Percentages Exhibit.  Exhibit F (Settlement/Termination Percentages) to the AMO Agreement is replaced in its entirety with the Exhibit F attached as Attachment 4 to this Amendment 6.

5.                          Order Letter Exhibit.  Exhibit G (Worldspan Order Letter) to the AMO Agreement is replaced in its entirety with the Exhibit G (Galileo Order Letter) attached as Attachment 5 to this Amendment 6.

6.                          Preferred Pricing Arrangement Exhibit.  Exhibit M (Preferred Pricing Arrangement) to the AMO Agreement is replaced in its entirety with the Exhibit M attached as Attachment 6 to this Amendment 6.

7.                          Special Offering Attachment for VM Charges Exhibit.  Exhibit N (Special Offering Attachment for VM Charges) to the AMO Agreement is replaced in its entirety with the Exhibit N attached as Attachment 7 to this Amendment 6.

8.                          Amendments.  For clarity, the fourth sentence of the fourth paragraph on the first page of the AMO Agreement is amended in its entirety to read as follows:.

“This AMO Agreement cannot be changed or modified except in writing and signed by all of the Parties.”

9.                          Expiration Date.  The fifth paragraph on the first page of the AMO Agreement is amended by replacing the date “June 30, 2011” with the date “June 30, 2013”.

10.                   Monthly Payments.  Section 2 of the AMO Agreement, entitled “Monthly Payments”, is amended as follows:

(a)          The first paragraph of Section 2 is amended by adding thereto the following:

“The Monthly Payments payable pursuant to this AMO Agreement do not necessarily correlate to the market price that Galileo may estimate it would pay for Products outside of this AMO Agreement (the “BAU Price” or “Business as Usual Price”).  For the avoidance of doubt, the BAU Price is not the price charged for Products under this AMO Agreement, and the Monthly Payments under the AMO

Agreement do not necessarily correlate to any charges (whether recurring or one-time charges) estimated by Galileo, including for Products leased or financed in the AMO Agreement.”

(b)          The first sentence of the second paragraph of Section 2 is replaced with the following:

“Each monthly invoice will be prepared and submitted by IBM in the month prior to the month for which the Monthly Payment included therein is due.  Unless and until Galileo directs IBM otherwise, each invoice will be addressed and submitted to Worldspan, at its address at 300 Galleria Parkway, Atlanta, Georgia 30339.  Each monthly invoice will be due on the fifteenth day of the month for which the Monthly Payment included therein is due, but no earlier than 30 days following Worldspan’s receipt of the invoice, and will be payable directly to IBM.

(c)          The last sentence of the second paragraph of Section 2 is amended in its entirety to read as follows:

“IBM acknowledges receipt of the Monthly Payments due for the portion of the Initial Term prior to October 1, 2007 (the “Effective Date of Amendment 6”), and a schedule of the Monthly Payments due for the portion of the Initial Term after the Effective Date of Amendment 6 is attached as Exhibit A.”

(d)          The fourth paragraph of Section 2 is amended in its entirety to read as follows:

“The Monthly Payments are due and payable, without any right of set-off or, subject to IBM complying with the last sentence of this paragraph, any defense of any kind, for the full term of this AMO Agreement and are not cancelable except as may be otherwise provided herein.  However, any disputed amount is not required to be paid until the dispute is resolved, with each Party having the right to invoke the Dispute Resolution process set forth in Section 41 of this AMO Agreement if and when that Party deems appropriate.  The Monthly Payments are subject to change only in accordance with the terms specified herein.  This AMO Agreement cannot be terminated except as provided herein or by agreement of the Parties.  Furthermore, nothing in this Section 2 shall be construed to relieve IBM of its obligations under the ICA or any other agreement it may have with the Travelport Enterprise.”

(e)          The last sentence of the last paragraph of Section 2 is replaced with the following:

“If IBM or IBM Credit makes any permitted change to the terms and conditions relating to any Products or Services to be provided to Galileo under this AMO Agreement and such change is deemed unfavorable by Galileo, then, with thirty (30) days written notice prior to the applicable scheduled install date,  Galileo may elect to remove any of the Products or Services affected by such change from this AMO Agreement, provided that with respect to any uninstalled Machines, Galileo must give IBM written notice of the removal no later than thirty (30) days prior to the scheduled install date or ten (10) days after receiving notice of the permitted change, whichever is later.  In the event of any such removal, the then current Monthly Payments will be reduced by the amount constituting the portion of the Monthly Payments attributable to the removed Products or Services, as confirmed by an Order Letter.  Nothing in this Section 2 shall be construed to relieve Galileo of any obligation for any Lease or financing obligation subject to the TLA; provided, however, that Galileo shall not be required to comply with any such obligation until IBM has given Galileo written notice of the nature and terms of the obligation, which report is certified as accurate in all material respects by an authorized representative of IBM.”

11.                   TPF Complex Variable Capacity.  Section 6 of the AMO Agreement, entitled “GDS Complex Variable Capacity (“GDSCVC”)”, which was added by Amendment 3, is amended in its entirety to read as follows:

“6.        TPF Complex Variable Capacity (“TPFCVC”)

This Section 6 describes an arrangement (the “TPFCVC Arrangement”) that is intended to provide the Travelport Enterprise with flexibility to manage the fixed and variable MIPS capacity of its workload associated with IBM’s Transaction Processing Facility (“TPF”) software (the “TPF Workload”).  The charges Galileo shall pay IBM for the TPFCVC Arrangement described in this Section 6 will be composed of [**].  [**].  The subsections below describe the TPFCVC Arrangement.

Definitions:

For purposes of this Section 6 and related provisions of this AMO Agreement:

“TPF Complex” means the [**] Machines identified in Exhibit B as the TPF Complex.

“TPF System” means any base (as opposed to z/VM guest) TPF operating system and associated TPF Workload running in the TPF Complex.

“MIPS” means million instructions per second, which is a unit of measurement for the processing capacity of a Central Processor (“CP”), which is frequently referred to as an “engine”, or a Machine.  It is an approximation of relative internal processor performance.  The MIPS numbers in this Section 6 are specific to, and are to be used solely for measuring elements of, this Section 6 only.  They are not intended for capacity planning purposes nor does IBM make any representation that they will be an accurate reflection of the results that Galileo might expect to achieve in its unique operational environment.

“Adjusted Peak Capacity Usage” means, for each day, the highest number of MIPS used by the TPF Systems during that day, as described in the subsection below entitled “TPFCVC Reporting”.

“Baseline Capacity” means [**] MIPS of TPF Complex capacity.

“Variable Capacity” means the temporary, incremental TPF System capacity, as measured in MIPS, utilized in excess of the Baseline Capacity.

[**]

“z/VM System” means any system running in the TPF Complex that runs under the z/VM operating system.

Use of the TPF Complex:

Galileo’s use of the TPF Complex is limited as follows:

•                  The use of the TPF Complex for z/VM Systems is restricted to only those certain CPs for which and on which the Travelport Enterprise has specifically licensed z/VM.  This may include a license covered by the Special Offering Attachment for VM Charges set forth in Exhibit N, a z/VM license owned by the Travelport Enterprise and applied to an Integrated Facility for Linux (“IFL”) processor, or any other z/VM licensing agreement between the Travelport Enterprise and IBM.

•                  The use of the TPF Complex for TPF Systems is [**].  [**].

General:

IBM shall provide Variable Capacity, and Galileo agrees to pay [**] for the Variable Capacity, under this AMO Agreement.  This Variable Capacity is available only for the TPF Workload.  These Machines are currently activated as shown in the following table:

Table:  Initial TPFCVC Setup

	Z9 # 1		Z9 #2		Z9 #3		Z9 #4		Z9 #5		Z9 #6		TOTAL
Galileo Designation	[**	]	[**	]	[**	]	[**	]	[**	]	[**	]
Initial Machine Capacity Setting at Installation	[**	]	[**	]	[**	]	[**	]	[**	]	[**	]
Total Enabled Machine Capacity at Initial Capacity Setting (in MIPS)	[**	]	[**	]	[**	]	[**	]	[**	]	[**	]	[**	]
Portion of Machine Capacity Available for z/VM Systems (in MIPS)					[**	]	[**	]					[**	]

Note:  The Machine capacity designated as available for z/VM Systems shown in the table above does not include capacity used for z/VM Systems on Integrated Facility for Linux (“IFL”) or Integrated Coupling Facilities (“ICF”).

TPFCVC Reporting:

Galileo agrees to measure and report to IBM the number of MIPS used by all TPF Systems.  This report (the “TPFCVC Report”) will be provided to IBM on a monthly basis, in the format of a Microsoft Excel spreadsheet.

The TPFCVC Report will include, at a minimum:

•                  The installed capacity setting of each Machine in the TPF Complex.

•                  For each TPF System, the average number of MIPS used in each [**] minute period beginning at midnight, Eastern time, of each day ([**] measurements per TPF System for each day).

•                  For each [**] minute period, the sum of the average number of MIPS used by all the TPF Systems.  For each day, the highest of these numbers (the “Peak Capacity Usage” for that day) shall be marked with an asterisk or other readily identifiable mark.

•                  A description of any circumstances that Galileo believes caused an abnormality in the data that should result in an adjustment to the Peak Capacity Usage for any day, as described below.

The TPFCVC Report for each month will be available to IBM no later than the 10th day of the following month.  Galileo will deliver the monthly report electronically to, at a minimum, the IBM AMO Project Executive, the IBM Client Executive, and the IBM AMO Account Support Representative.  IBM will provide Galileo with appropriate contact information for each of these individuals, and will update that information as applicable.  If Galileo has not provided this report by the 20th day of the following month, it will be assumed that the Peak Capacity Usage on each day of the applicable month was equal to the total capacity of the TPF Complex less the capacity available for z/VM Systems, as shown in the Initial TPFCVC Setup Table set forth above, and Galileo will be invoiced accordingly.  However, if the TPFCVC Report later shows that the invoiced amount was not correct, then appropriate adjustments will be made, provided such discovery is made within one month from the date of the invoice.

In the event that an abnormality is apparent in the data reflected in the TPFCVC Report for any month, whether caused by an operational or data collection error or other unusual circumstance, the Parties will work in good faith to resolve such error or unusual circumstance.  Galileo will clearly identify any such area of concern in the data and will provide additional information as reasonably requested by IBM to clarify the reason for the abnormality.  The intention of the Parties is to fairly adjust the [**] under this provision for unusual capacity abnormalities caused by unpredictable system situations, such as a “looping program” or Machines outage.  This provision is not intended in any way to mitigate any real peaks in the workload of these Machines.  The Adjusted Peak Capacity Usage for each day will be the reported Peak Capacity Usage for that day as adjusted, if necessary, to account for any abnormality.

For avoidance of doubt, the Parties acknowledge that the Galileo International TPF Systems to be migrated into the TPF Complex do not currently have the capability of reporting [**] and, therefore, the TPFCVC Report will not include the [**].  Galileo agrees that this will be accomplished [**].

Galileo will retain, for 60 days after the end of each month, data showing the MIPS used by each TPF System during that month, as recorded by Galileo at one minute intervals.  Within that 60 day period, Galileo agrees to provide that data to IBM upon receipt of a written request from IBM.

[**] Charge Calculation:

For each day that the Adjusted Peak Capacity Usage exceeds the Baseline Capacity, the number of MIPS by which the Adjusted Peak Capacity Usage exceeds the Baseline Capacity will be multiplied by $[**] to determine the [**] Charge for that day.  The sum of the [**] Charges for all the days in a month shall constitute the [**] Charge for that month.

The [**] Charge for each month, if any, will be invoiced to Galileo as an [**] charge under this AMO Agreement and will be [**] without the requirement for a confirming Order Letter.  IBM will provide Galileo notification, via electronic mail, of any [**] Charges before adding them to the invoice.

TPFCVC Adjustments:

If Galileo requires additional configured microcode CP capacity above the [**] enabled MIPS shown in the Initial TPFCVC Setup Table, then IBM will make such capacity available in configured CP increments specified by Galileo for either TPF System or z/VM System use.  Maintenance Services and Programs will be charged for all such additional configured capacity.  TPF System Capacity may be priced, at Galileo’s option, as either [**] Capacity or as a combination of [**] Capacity and [**] Capacity at a ratio of at least [**] MIPS to [**] MIPS.  Baseline Capacity will be priced pursuant to the [**] for System z Processors included in Exhibit M.  Variable Capacity will be subject to [**] Charges.  z/VM Capacity will be priced pursuant to the [**].  Any other TPF Complex Machines or microcode enabled changes or additions will also be priced pursuant to the [**].  Any associated Maintenance Services charges will be determined separately in accordance with any applicable agreements that may then be in effect between IBM and the Travelport Enterprise.  Charges for Programs will be determined in accordance with any applicable agreement in effect between us, including any applicable Additional Agreement.  All TPFCVC Adjustments shall be confirmed by the Parties in an Order Letter.  Notwithstanding the foregoing, IBM is not obligated to provide any equipment or any upgrade of installed equipment beyond the date that the equipment or upgrade is no longer available to IBM customers, as specified in any future withdrawal from marketing announcement.”

12.                   IBM Credit Financing.  Section 15 of the AMO Agreement, entitled “IBM Credit Financing”, is amended by deleting the first sentence of the third paragraph in its entirety and replacing it as follows:

“IBM or IBM Credit’s obligation to accept any Base Capacity transaction specified in Exhibit B for which an Order Letter has not been executed (an “Unconfirmed Base Capacity Transaction”) is contingent upon: 1) IBM Credit’s prior review and approval, which will not be unreasonably withheld or delayed, and 2) Galileo not being in Default of this AMO Agreement, provided IBM or IBM Credit has provided written notice of such Default.”

13.                   Material Adverse Change Provision.  Section 17 of the AMO Agreement, entitled “Material Adverse Change Provision”, is deleted in its entirety.

14.                   Representations and Warranties.  Subsection (c) of Section 18 of the AMO Agreement, entitled “Representations and Warranties”, is hereby amended in its entirety to read as follows:

“(c)                since the date of the last Financial Statements provided to IBM Credit by Galileo, there has been no change in Galileo’s consolidated financial position or operations, considered as a whole, which would constitute a material adverse change in the financial condition (including consideration of the business, operations, results of operations, and assets) of the Travelport Enterprise, taken as a whole (a “Material Adverse Change”); provided, however, that no distribution to Galileo’s owners will be considered, or taken into account when determining whether there has been, a Material Adverse Change; and”

15.                   Covenants.  Section 19 of the AMO Agreement, entitled “Covenants”, is amended by adding thereto the following subsections:

“(c)                Travelport LLC will maintain at all times a published credit rating from Moody’s Investors Services for senior unsecured debt greater than or equal to [**].

(d)                     [**].”

16.                   Termination Option.  The first paragraph of Section 21, entitled “Termination Option”, as previously amended by Amendment 3, is amended by replacing the date “July 1, 2007” with the date “January 1, 2009”.

17.                   Assignment.  The first paragraph of Section 26, entitled “Assignment”, is amended in its entirety to read as follows:

“Neither IBM nor Galileo may assign its rights or obligations under this AMO Agreement, in whole or in part, by operation of law or otherwise, and any attempt to make such assignment shall be void, except (i) IBM may assign this AMO Agreement to any affiliate as long as IBM shall remain responsible to Galileo for the full performance of the terms of this AMO Agreement, (ii) IBM may assign its right to receive payment, and (iii) subject to Section 19(d), Galileo may assign this AMO Agreement to another member of the Travelport Enterprise or to an entity that acquires all or substantially all of the Travelport Enterprise’s stock or other ownership interests or assets, in either case with prior written notice to IBM Credit provided, however, any such assignment shall not relieve Galileo of its obligations under this AMO Agreement unless IBM Credit consents thereto, and provided further, that Galileo and the acquiring entity execute an assignment and assumption agreement reasonably satisfactory to IBM Credit.  For purposes of this AMO Agreement, the Travelport Enterprise includes any entity that controls, is controlled by, or is under common control with, Galileo International, where control of an entity means having the power to direct or cause the direction of the management or policies of the entity.  It is not considered an assignment for IBM to divest a portion of its business in a manner that similarly affects all of its customers.  In all situations involving an assignment by Galileo, the assignee must be the end user of the Machines and not engaged in the business of resale, lease, modification or alteration of computing equipment.  Galileo agrees that any transaction initiated under this AMO Agreement shall be binding upon Galileo’s successor and permitted assigns.”

18.                   TPF Utilization Credits.  Section 33 of the AMO Agreement, entitled “GDS Utilization Credits”, which was added by Amendment 3, is amended in its entirety to read as follows:

“33.                                    TPF Utilization Credits

This AMO Agreement includes certain credits as described below, that may be earned by Galileo based on the sum of the fixed and variable MIPS capacity utilized within the TPF Complex.  These credits are defined below and entitled the “Fixed Capacity Credit” and the “Variable Capacity Credit” (collectively, the “TPF Utilization Credits”).

As used in this AMO Agreement:

1.               “TPF Utilization” means TPF System capacity utilization.

2.               “TPF Utilization Credit Year” means the Contract Year commencing on July 1, 2006 or any anniversary thereof.

3.               “Utilization Attainment” means the average capacity utilization of the TPF Complex over certain defined measurement periods, which may be a calendar month or a TPF Utilization Credit Year, (a “Measurement Period”).  Utilization Attainment will be determined by the TPFCVC Report, as described in Section 6, generated for the applicable Measurement Period.  Utilization Attainment will be measured in MIPS and computed as the average of each day’s Adjusted Peak Capacity Usage (as defined in Section 6).  The peak twenty-two (22) days for each month in the period being measured will be added together and averaged to derive the total for the applicable Measurement Period.  For a TPF Utilization Credit Year, the peak twenty-two (22) days for each of the twelve (12) months in the TPF Utilization Credit Year shall be added together and the sum divided by 264 to derive the Utilization Attainment for the TPF Utilization Credit Year.

IBM has no obligation to provide subsequent TPF Utilization Credits for TPF Utilization after June 30, 2013.

Unless otherwise agreed to by IBM, TPF Platform usage pursuant to this AMO Agreement shall not be considered eligible revenues for purposes of any other existing IBM revenue credit or rebate structures.

TPF Utilization Credits may be used toward future purchases of additional Products or Services by Galileo, directly from or through IBM, as confirmed in Transaction Documents (as defined in the ICA) executed by the Parties after June 30, 2006.  TPF Utilization Credits may not be applied against Monthly Payments existing as of the execution of Amendment 6 nor applied against future Lease or financing payments that the Parties agree to include in Monthly Payments.  Each such TPF Utilization Credit must be used within twenty-four (24) months of issuance, as confirmed by the Parties in an Order Letter.  Any such TPF Utilization Credit not used within twenty-four (24) months following issuance shall be forfeited.

Quarterly, IBM will provide to Galileo a report that will include a description of the TPF Utilization Credits then available to Galileo, including any that have accrued since the last such report, and a reconciliation of any such credits that have been used or expired since the last such report.  If there is any discrepancy in the Parties’ records regarding these credits, IBM and Galileo will work together in good faith to resolve the discrepancy.

Should Galileo fail to pay the Monthly Payment in accordance with the terms of the AMO Agreement, then Galileo agrees that IBM, in its sole discretion, may immediately withhold the aforementioned TPF Utilization Credits.  If Galileo has previously used such TPF Utilization Credits, then Galileo shall repay IBM an amount equal to such Fixed Utilization Credits upon receipt of an invoice from IBM.

TPF Utilization Credits are not financed by IBM Credit.

33.1                        Fixed Capacity Credits

Galileo will install the TPF Complex described in the Capacity Plan set forth in Exhibit B.  For each TPF Utilization Credit Year, IBM shall provide Galileo with a credit on account (“Fixed Capacity Credit”) as described below, but only if (and except for the TPF Utilization Credit Year commencing on July 1, 2006) the Travelport Enterprise has attained the Fixed Capacity Credit Objective for the immediately preceding TPF Utilization Credit Year.

The Fixed Capacity Credit Objective for each TPF Utilization Credit Year commencing prior to July 1, 2008 shall be Utilization Attainment of [**] MIPS.  The Fixed Capacity Credit Objective for each TPF Utilization Credit Year commencing on July 1, 2008 and each subsequent July 1 shall be Utilization Attainment of [**] MIPS.

The Parties agree that Fixed Utilization Credits for the TPF Utilization Credit Years commencing on July 1, 2006 and July 1, 2007 have been properly provided by IBM and that any portions of those Utilization Credits that have not been used by December 1, 2007 shall be forfeited.  For the TPF Utilization Credit Year commencing on July 1, 2008 and for each subsequent TPF Utilization Credit Year, provided that the Travelport Enterprise has attained the applicable Fixed Capacity Credit Objective for the immediately preceding TPF Utilization Credit Year, IBM shall provide Galileo with an additional credit on account in the amount of $[**] as of the beginning of the applicable TPF Utilization Credit Year.  Fixed Capacity Credits shall not be prorated for partial achievement of the Fixed Capacity Credit Objective.  Further, unearned Fixed Capacity Credits, if any, do not accumulate and may not be earned in subsequent TPF Utilization Credit Years.

Fixed Capacity Credits will be issued, via electronic mail, if earned, within sixty (60) days of the beginning of the applicable TPF Utilization Credit Year.  Usage reporting delays may result in a delay in issuing the Fixed Capacity Credit.

Fixed Capacity Credits are not financed by IBM Credit.

33.2                        Variable Capacity Credit

IBM will provide Galileo a “Variable Capacity Credit” [**], as further described in this subsection 33.2.

For clarity, Variable Capacity Credits will be paid for each day that Galileo uses Variable Capacity MIPS and pays the associated $[**] per MIPS per day [**] described in Section 6.  Such Variable Capacity Credits shall be determined monthly and shall be based upon the total [**] paid within such month.

For all such Variable Capacity MIPS usage, Galileo shall receive a Variable Capacity Credit of $[**] per MIPS, which will not be issued until after the associated [**] have been fully paid to IBM by Galileo.

Variable Capacity Utilization Attainment will be determined by the TPFCVC Report (as defined in Section 6).

Variable Capacity Credits will be issued monthly, via electronic mail, within sixty (60) days after the end of the applicable month.  Usage reporting delays may result in a delay in issuing the Variable Capacity Credit.

Variable Capacity Credits are not financed by IBM Credit.

19.                               Additional Agreements.  Section 34 of the AMO Agreement, entitled “Additional Agreements”, which was added by Amendment 5, is amended in its entirety to read as follows:

“34.                        Additional Agreements

Each of the Additional Agreements listed below will be considered an Included Agreement for purposes of Section 3 of this AMO Agreement, and any monthly charges that would otherwise be payable pursuant to it for any period of time or transaction occurring during the period after October 1, 2007 through the Expiration Date, will be included in the Monthly Payment and are not separately payable.

1.               Amendment 6 to IBM WebServer Software Special Option

2.               Amendment 3 to Enterprise Software Option Agreement

3.               IBM Work Order for z/TPF Compiler Support, Work Order # W5700AL to the IBM Master Project Resources Agreement for Consulting and Integration Services signed on October 21, 2002.

4.               VMware Master End User License Agreement and the related ELA Order entered into by VMware, Inc. and TP Operations or some other member of the Travelport Enterprise at or about the same time as the Parties entered into Amendment 6 to this AMO Agreement.

5.               IBM Statement of Work for ServiceElite, SOW number A37H9, for 24x7 on site Customer Engineer support for 2012, 2013

6.               Termination Letter Agreement, effective as of December 31, 2007, between IBM and TP Operations, providing for the termination of the ITSA, as well as the related Document of Understanding between TP Operations and IBM.

This AMO Agreement does not modify the terms and conditions of the Additional Agreements listed above.”

20.                   Program and Services Allotments.  Section 35 of the AMO Agreement, entitled “Program-related Services Allotments”, which was added by Amendment 3, is deleted in its entirety and replaced with the following:

“35.                        Program and Services Allotments

The following allotments for Programs and Services are included in this AMO Agreement:

35.1            Software Monthly License Charge Program Allotment for non-TPF Programs (the “MLC Allotment”)

For avoidance of doubt, Amendment 6 to the WSSO referenced in Section 34 (item 1) provides for the charges for IBM MLC Programs for the period from October 1, 2007 through June 30, 2011.

From July 1, 2011 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is not financed by IBM Credit, to be applied to monthly charges and reinstatement fees due IBM for IBM Programs (other than those that constitute “Eligible Programs” for purposes of the Enterprise Software Option Agreement referenced in Section 3) that are generally licensed by IBM for a monthly license charge (“MLC Programs”).  This allotment will be referred to as the “MLC Allotment.”

The amount of the MLC Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

The MLC Allotment may be applied by Galileo against any IBM invoice for IBM MLC Programs.  All MLC Programs acquired under this subsection 35.1 will be acquired at the then current fair values for such MLC Programs or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of MLC Programs and use of this MLC Allotment shall be confirmed by an Order Letter.

Commencing on July 1, 2011, IBM will perform a reconciliation annually to compare the MLC Allotment to the actual charges due IBM for the MLC Programs.  If, for either Contract Year identified in the table above, the amount of the actual charges due IBM for the MLC Programs is greater or less than the MLC Allotment amount shown in the table, then (i) if the amount of the actual charges due IBM is greater than the MLC Allotment amount, Galileo shall pay the difference to IBM, and (ii) if the MLC Allotment amount is greater than the amount of the actual charges due IBM, IBM shall give Galileo a credit equal to the difference for the prior year.  In the event of the expiration or termination of this AMO Agreement, [**] percent ([**]%) of any unused MLC Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] ([**]%) of the remaining unused MLC Allotment) shall be refunded to Galileo.

If the Parties execute a separate agreement that includes MLC Programs, the Parties may amend this subsection 35.1 such that the separate agreement will amend or supersede the provisions of this subsection 35.1.

35.2                                    VM Software Subscription and Support Allotment (the “VM S&S Allotment”)

From June 30, 2006 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is not financed by IBM Credit, to be applied to monthly charges and reinstatement fees due IBM for Software Subscription and Support (“S&S”) acquired directly from or through IBM and associated with VM one-time-charge software.  This allotment will be referred to as the “VM S&S Allotment.”

The amount of the VM S&S Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
7/01/06 – 6/30/07	$ [**]
7/01/07 – 6/30/08	$ [**]
7/01/08 – 6/30/09	$ [**]
7/01/09 – 6/30/10	$ [**]
7/01/10 – 6/30/11	$ [**]
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

All S&S acquired under this subsection 35.2 will be acquired at the then current fair values for such S&S or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of S&S and use of this VM S&S Allotment shall be confirmed by an Order Letter and a Statement of Work or other transaction document, if applicable.

IBM will perform a reconciliation annually to compare the VM S&S Allotment to the actual charges due IBM for such S&S.  In the event that Galileo does not use the entire VM S&S Allotment for any applicable period by the end of that period, Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of the VM S&S Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other S&S under this AMO Agreement, as confirmed by an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] percent ([**]%) of any unused VM S&S Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] percent ([**]%) of the remaining unused VM S&S Allotment) shall be refunded to Galileo.

35.3                        Distributed Software Subscription and Support Allotment (the “Distributed S&S Allotment”)

From June 30, 2006 through June 30, 2008, and from July 1, 2011 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is prepaid and financed by IBM Credit, to be applied to monthly charges and reinstatement fees due IBM for S&S acquired directly from or through IBM and associated with distributed, one-time-charge software.  The Monthly Payment also assumes that Galileo will finance the S&S acquired with this allotment.  This allotment will be referred to as the “Distributed S&S Allotment.”

All S&S acquired under this subsection 35.3 will be acquired at the then current fair values for such S&S or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of S&S and use of this Distributed S&S Allotment shall be confirmed by an Order Letter and a Statement of Work or other transaction document, if applicable.

The amount of the Distributed S&S Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
7/01/06 – 6/30/07	$ [**]
7/01/07 – 12/31/07	$ [**]
1/01/08 – 6/30/08	$ [**]
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

IBM will perform a reconciliation annually to compare the Distributed S&S Allotment to the actual charges due IBM for such Distributed S&S.  In the event that Galileo does not use the entire Distributed S&S Allotment for any applicable period by the end of each that period, Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of the Distributed S&S Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other S&S under this AMO Agreement, as confirmed by an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] percent ([**])% of any unused Distributed S&S Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] percent ([**]%) of the remaining unused Distributed S&S Allotment) will be refunded to Galileo.

The individual financing transactions will commence upon Galileo’s acceptance of the financed items in accordance with the terms of the TLA, as confirmed by the Parties in an Order Letter.  For all S&S acquired from IBM, IBM Credit will not be liable for any dispute that may arise between Galileo and IBM.

35.4                        SoftwareXcel Allotment

From June 30, 2006 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is not financed by IBM Credit, to be applied to monthly charges and reinstatement fees due IBM for SoftwareXcel Services acquired directly from or through IBM.  This allotment will be referred to as the “SoftwareXcel Allotment.”

All SoftwareXcel Services acquired under this subsection 35.4 will be acquired at the then current fair values for such SoftwareXcel Services or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of SoftwareXcel services and use of this SoftwareXcel Allotment shall be confirmed by an Order Letter and a Statement of Work, if applicable.

The amount of the SoftwareXcel Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
7/01/06 – 6/30/07	$ [**]
7/01/07 – 6/30/08	$ [**]
7/01/08 – 6/30/09	$ [**]
7/01/09 – 6/30/10	$ [**]
7/01/10 – 6/30/11	$ [**]
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

IBM will perform a reconciliation annually to compare the SoftwareXcel Allotment to the actual charges due IBM for such SoftwareXcel Services.  In the event that Galileo does not use the entire SoftwareXcel Allotment for any applicable period by the end of that period, Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of the SoftwareXcel Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other Program-related Services under this AMO Agreement, as confirmed by an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] percent ([**]%) of any unused SoftwareXcel Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] percent ([**]%) of the remaining unused SoftwareXcel Allotment) shall be refunded to Galileo.

35.5                        z/OS OTC Services Allotment

From June 30, 2006 through December 31, 2007, and from July 1, 2011 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is not financed by IBM Credit, to be applied to monthly charges and reinstatement fees due IBM for subscription and support acquired directly from or through IBM associated with zSeries one time charge software (the “z/OS OTC Services”).  This allotment will be referred to as the “z/OS OTC Services Allotment.”

All z/OS OTC Services acquired under this subsection 35.5 will be acquired at the then current fair values for such z/OS OTC Services or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of z/OS OTC Services and use of this z/OS OTC Services Allotment shall be confirmed by an Order Letter and a Statement of Work, if applicable.

The amount of the z/OS OTC Services Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
7/01/06 – 6/30/07	$ [**]
7/01/07 – 12/31/07	$ [**]
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

IBM will perform a reconciliation annually to compare the z/OS OTC Services Allotment to the actual charges due IBM for such z/OS OTC Services.  In the event that Galileo does not use the entire z/OS OTC Services Allotment for any applicable period by the end of that period, Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of the z/OS OTC Services Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other Program-related Services under this AMO Agreement, as confirmed by an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] percent ([**]%) of any unused z/OS OTC Services Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] percent ([**]%) of the remaining unused z/OS OTC Services Allotment) shall be refunded to Galileo.

35.6                        DataPower Maintenance Allotment

From July 1, 2011 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is not financed by IBM Credit, to be applied to monthly charges and reinstatement fees due IBM for maintenance services acquired directly from or through IBM for DataPower Appliances (the “DataPower Maintenance Services”).  This allotment will be referred to as the “DataPower Maintenance Allotment.”

All DataPower Maintenance Services acquired under this subsection 35.6 will be acquired at the then current fair values for such DataPower Maintenance Services or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of DataPower Maintenance Services and use of this DataPower Maintenance Allotment shall be confirmed by an Order Letter.

The amount of the DataPower Maintenance Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

IBM will perform a reconciliation annually to compare the DataPower Maintenance Allotment to the actual charges due IBM for such DataPower Maintenance Services.  In the event that Galileo does not use the entire DataPower Maintenance Allotment for any applicable period by the end of that period, Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of the DataPower Maintenance Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other IBM Services under this AMO Agreement, as confirmed by an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] percent ([**]%) of any unused DataPower Maintenance Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] percent ([**]%) of the remaining unused DataPower Maintenance Allotment) shall be refunded to Galileo.

35.7                        GCC Services Allotment

From October 1, 2007 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is not financed by IBM Credit, to be applied to charges associated with GNU Compiler Collection services acquired directly from or through IBM (the “GCC Services”).  This allotment will be referred to as the “GCC Services Allotment.”

All GCC Services acquired under this subsection 35.7 will be acquired at the then current fair values for such GCC Services or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of GCC Services and use of this GCC Services Allotment shall be confirmed by an Order Letter and a Statement of Work, if applicable.

The amount of the GCC Services Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
10/01/07 – 6/30/08	$ [**]
7/01/08 – 6/30/09	$ [**]
7/01/09 – 6/30/10	$ [**]
7/01/10 – 6/30/11	$ [**]
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

IBM will perform a reconciliation annually to compare the GCC Services Allotment to the actual charges due IBM for GCC Services.  In the event that Galileo does not use the entire GCC Services Allotment for any applicable period by the end of that period, Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of the GCC Services Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other IBM Services under this AMO Agreement, as confirmed by an Order Letter.

If the Parties execute a separate agreement that includes GCC Services, the Parties may amend this subsection 35.7 such that the separate agreement will amend or supersede the provisions of this subsection 35.7.

In the event of expiration or termination of this AMO Agreement, ** percent ([**]%) of any unused GCC Services Allotment on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, ** percent ([**]%) of the remaining unused GCC Services Allotment) shall be refunded to Galileo.

35.8                        Migration Services Allotment

From December 1, 2007 through [**], the Monthly Payment includes an allotment, which is not financed by IBM Credit, to be applied to charges associated with services acquired directly from or through IBM in connection with the migration from the Travelport Enterprise data center in Denver, Colorado to the Travelport Enterprise data center in Atlanta, Georgia of the processing currently being performed by IBM pursuant to the ITSA (the “Migration Services”).  This allotment will be referred to as the “Migration Services Allotment”.  The Migration Services Allotment may be applied by Galileo against any IBM invoice for Migration Services.

All Migration Services acquired under this subsection 35.8 will be acquired at a discount from the then current fair values for such Migration Services or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of Migration Services and use of this Migration Services Allotment shall be confirmed by an Order Letter, and Statement of Work, if applicable

The amount of the Migration Services Allotment is $[**].

If less than $[**] of the Migration Services Allotment is consumed prior to [**], IBM will retain the difference between the consumed amount and $[**].

35.9                        Transportation/Deinstallation Allotment

From January 1, 2008 through the end of the term of this AMO Agreement, the Monthly Payment includes an allotment, which is not financed by IBM Credit, for IBM transportation and deinstallation Services acquired directly from or through IBM (“Transportation/Deinstallation Services”).  This allotment will be referred to as the “Transportation/Deinstallation Services Allotment.”  The Transportation/Deinstallation Services Allotment may be applied by Galileo against any invoice for IBM or IBM sub-contracted Transportation/Deinstallation Services.

All Transportation/Deinstallation Services acquired under this subsection 35.9 will be acquired at the then current fair values for such Transportation/Deinstallation Services or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of Transportation/Deinstallation Services and use of this Transportation/Deinstallation Services Allotment shall be confirmed by an Order Letter and Statement of Work, if applicable.

The amount of the Transportation/Deinstallation Services Allotment for each of the periods shown below is set forth in the following table:

Period	Amount
10/01/07 – 6/30/08	$ [**]
7/01/08 – 6/30/09	$ [**]
7/01/09 – 6/30/10	$ [**]
7/01/10 – 6/30/11	$ [**]
7/01/11 – 6/30/12	$ [**]
7/01/12 – 6/30/13	$ [**]
Total	$ [**]

IBM will perform a reconciliation annually to compare the Transportation/Deinstallation Services Allotment to the actual charges due IBM for Transportation/Deinstallation Services.  In the event that Galileo does not use the entire Transportation/Deinstallation Services Allotment for any applicable period by the end of that period, Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of the Transportation/Deinstallation Services Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other IBM Services under this AMO Agreement, as confirmed by an Order Letter.

In the event of the expiration or termination of this AMO Agreement, (i) if Galileo has not used at least $[**] of the Transportation/Deinstallation Services Allotment, then three percent ([**]%) of the difference between the amount actually used by Galileo and $[**] will be retained by IBM and the remaining amount (for clarity, [**] percent ([**]%) of such difference) shall be refunded to Galileo, or (ii) if Galileo has used at least $[**], but less than $[**], of the Transportation/Deinstallation Services Allotment, then IBM shall retain any unused amount of such Transportation/Deinstallation Services Allotment.

Notwithstanding anything in this Section 35 to the contrary, for each of the periods shown in the tables above, Galileo may elect to substitute up to one hundred percent (100%) of each of the Allotment amounts shown in the tables above between and among the nine (9) Allotments specified in this Section 35, as confirmed by an Order Letter.”

21.                   IBM Maintenance Services Allotment.  Section 36 of the AMO Agreement, entitled “IBM Maintenance Services Allotment”, which was added by Amendment 3, is deleted in its entirety.

22.                   Machines Allotments.  Section 37 of the AMO Agreement, entitled “zSeries Machines Allotment”, which was added by Amendment 3, is deleted in its entirety and replaced with the following:

“37.                        Machines Allotments

From October 1, 2007 through December 31, 2008, the Monthly Payment includes allotments, which are not financed by IBM Credit, that may be used by Galileo to acquire System p, System x, Disk, Tape, Communications and Storage Upgrade Products as set forth in the tables below (the “Machines”).  These allotments will be referred to as the “Machines Allotments.”

All Machines acquired under this Section 37 will be acquired at the then current fair values for such Machines or in accordance with any other agreements that may currently be in effect between IBM and the Travelport Enterprise at the time of the transaction, and such acquisition of Machines and use of the Machines Allotments shall be confirmed by the Parties in an Order Letter.  If Galileo elects to use any of the Machines Allotments for Machines for which the Travelport Enterprise has been billed by and paid IBM between the Effective Date of Amendment 6 and the date the Parties execute Amendment 6, then Galileo will notify IBM thereof and the amount of any such payment will be issued as a credit on account for application to the Monthly Payments due under this AMO Agreement.

The Disk, Tape, Storage Upgrade, System p, and System x Allotments are limited to the acquisition of IBM Machines (including warranty upgrades) plus applicable software (acquired pursuant to the terms and conditions of the IPLA) and software maintenance (acquired pursuant to the terms and conditions of either the Agreement for Acquisition of Software Maintenance or the Passport Advantage Agreement currently in effect between IBM and Galileo.)  The Communications Allotment is limited to the acquisition of networking equipment manufactured by either IBM or CISCO, Inc., which maybe acquired directly from IBM (or from a Supplier, upon receipt of an invoice and, if the Machines are leased by IBM Credit, a Certificate of Acceptance).

Notwithstanding anything in this Section 37 to the contrary, for each of the periods shown in the tables below, Galileo may elect to substitute up to one hundred percent (100%) of each of the Machines Allotment amounts shown in the tables below between and among the six (6) Product types specified therein, as confirmed by an Order Letter.

In the event that Galileo does not use the entire Machines Allotment amount specified for any Product type for any applicable period by the end of that period, then Galileo may elect, upon prior written notice to IBM, to defer any remaining balance of such Machines Allotment to a time following such period and prior to the Expiration Date or apply it towards acquiring other Machines directly from or through IBM under this AMO Agreement, as confirmed by an Order Letter.

In the event of expiration or termination of this AMO Agreement, [**] percent ([**]%) of any unused Machines Allotments on the date of expiration or termination will be retained by IBM and the remaining amount (for clarity, [**] percent ([**]%) of the remaining unused Machines Allotments) shall be refunded to Galileo.

The Products acquired under these Machines Allotments are not financed by IBM Credit.  In the event the Parties desire to lease any of the Machines acquired under these Machines Allotments, then upon IBM Credit’s approval, such leasing transactions shall be confirmed by the Parties in an Order Letter.

The amount of the Machines Allotment for each Product Type for each of the periods shown below is set forth in the following table:

Period	Product Type	Amount
10/01/07 – 12/31/07	System p	$ [**]
	System x	$ [**]
1/01/08 – 12/31/08	Disk	$ [**]
	Tape	$ [**]
	System p	$ [**]
	System x	$ [**]
	Communications	$ [**]
Total		$ [**]

Period	Product Type	Amount
10/01/07 – 6/30/08	Storage Upgrades	$ [**]
7/01/08 – 6/30/09	Storage Upgrades	$ [**]
7/01/09 – 6/30/10	Storage Upgrades	$ [**]
7/01/10 – 6/30/11	Storage Upgrades	$ [**]
7/01/11– 6/30/12	Storage Upgrades	$ [**]
7/01/12 – 6/30/13	Storage Upgrades	$ [**]
Total		$ [**]

23.                   AMO Agreement Extension.  Section 38 of the AMO Agreement, entitled “AMO Agreement Extension”, which was added by Amendment 3, is deleted in its entirety.

24.                   Dispute Resolution.  Section 41 of the AMO Agreement, entitled “Storage Allotment”, which was added by Amendment 5, is deleted in its entirety and replaced with the following:

“41.                        Dispute Resolution

Any dispute, claim, or controversy arising out of or relating to this AMO Agreement or the relationship or transactions contemplated by this AMO Agreement (a “Dispute”) will be resolved in accordance with the procedures set forth in this Section 41.

IBM and Galileo will first use reasonable business efforts to resolve the dispute at the operational level.

If the Dispute has not been resolved at the operational level, then, upon the written request of either IBM or Galileo, which request must describe the Dispute in reasonable detail, each of IBM and Galileo will appoint a senior executive not involved in the day-to-day performance or management of this AMO Agreement who will negotiate with the senior executive appointed by the other in a good faith effort to resolve the Dispute.

If the Dispute has not been resolved by the senior executives pursuant to the preceding paragraph within thirty (30) days or by such earlier time as either IBM or Galileo reasonably determines that the Dispute is not likely to be resolved by the senior executives, then either IBM or Galileo may undertake to resolve the Dispute by litigation or any procedure provided by applicable law.

Notwithstanding the foregoing provisions of this Section 41, either IBM or Galileo may initiate litigation at any time to enforce the provisions of this Section 41 or to seek an injunction or other equitable relief to preserve the status quo or prevent irreparable injury.”

25.                   Significant Business Downturn:  The AMO Agreement is amended by adding after Section 41 thereof a new Section 42 to read as follows:

“42.                        Significant Business Downturn

“The Parties agree as follows:

(a)                                              If [**] ceases to obtain [**] (as defined in the Enterprise Software Agreement referenced in Section 3 of this AMO Agreement) from the Travelport Enterprise, then, commencing with the Monthly Payment for the first calendar month after [**] ceases to obtain such [**], each Monthly Payment will be reduced by $[**] per month.

(b)                                             If an event, or a series of events, beyond the reasonable control of the Travelport Enterprise (other than the event described in subsection (a) above) (for example, terrorist attacks, war, strikes, fire, flood, earthquake, and other acts of God) results in, or is reasonably anticipated to result in, a significant and sustained reduction in the Travelport Enterprise’s requirements for the Products and Services provided by IBM in connection with this AMO Agreement, then, upon the request of Galileo, the Parties shall negotiate in good faith to agree upon equitable adjustments to the charges and other applicable provisions of this AMO Agreement, as well as their related agreements, to appropriately reflect such reduced requirements.”

26.                   Annual Review of Innovative Solutions Options.  The AMO Agreement is amended by adding after Section 42 thereof a new Section 43 to read as follows:

“43.                        Annual Review of Innovation Solutions Options

To help the Travelport Enterprise respond to or otherwise address its business requirements relating to operational efficiencies and technology innovation in its business, IBM agrees to meet and confer with the Travelport Enterprise on an annual basis to review such items and explore opportunities for the Travelport Enterprise to accomplish organizational efficiencies and improvements, while also aiming to reduce the Travelport Enterprise’s associated costs.  During this annual review, IBM will present innovative solution alternatives relating to Machines, software, and/or services solutions that, if implemented by the Travelport Enterprise, would present the Travelport Enterprise with an opportunity to benefit by a minimum of $[**] in annual savings to the Travelport Enterprise.  IBM and Galileo intend that this annual review will take place in a single meeting, ideally concluded in the first calendar quarter of each year, and will include the participation of the Travelport Enterprise’s CTO.”

27.                   Adjustments to Monthly Payments.  The AMO Agreement is amended by adding after Section 43 thereof a new Section 44 to read as follows:

“44.                        Adjustments to Monthly Payments

The purpose of this Section 44 is to describe certain adjustments to the Monthly Payments if the date upon which the migration from the Travelport Enterprise data center in Denver, Colorado to the Travelport Enterprise data center in Atlanta, Georgia of the processing currently being performed by IBM pursuant to the ITSA (the “Migration”) is complete and the ITSA, including the payments due to IBM thereunder, is terminated (the “ITSA End Date”, which will be the same as the “End Date” defined in the Termination Letter Agreement, effective as of December 31, 2007, between IBM and TP Operations) is earlier or later than assumed for various purposes.

(a)          In order to adjust for the respective amounts payable to IBM pursuant to the ITSA and pursuant to this AMO Agreement if the ITSA End Date is earlier or later than [**], which is the date assumed for purposes of the Monthly Payments set forth on Exhibit A, the Parties agree as follows:

(1)          If the ITSA End Date occurs on or after [**] but before [**], then the Monthly Payment for [**] will be increased by $[**].

(2)          If the ITSA End Date occurs on or after [**] but before [**], then the Monthly Payment for [**] will be increased by $[**].

(3)          If the ITSA End Date occurs after [**] but on or before [**], then the Monthly Payment for [**] will be reduced by $[**].

(4)          If the ITSA End Date occurs after [**] but on or before [**], then the Monthly Payment for [**] will be reduced by $[**].

(5)          If the ITSA End Date occurs before [**] or after [**], then the Parties shall negotiate in good faith to agree upon an equitable adjustment to the Monthly Payments to appropriately reflect that change in the ITSA Termination Date.

(b)         In order to provide an incentive for the ITSA End Date to be achieved earlier than, and a disincentive for the ITSA End Date to be achieved later than, the target date of [**] mutually anticipated by IBM and TP Operations as of December 28, 2007 the Parties agree as follows:

(1)          If the ITSA End Date occurs on or before [**], then the Monthly Payment for [**] will be increased by $[**].

(2)          If the ITSA End Date occurs on or after [**], then IBM will issue a credit in the amount of  $[**], which is not financed by IBM Credit, with such credit to be applied by Galileo against charges directly from or through IBM, as confirmed in a Transaction Document (as defined in the ICA).  If this credit has not been fully applied by Galileo by [**], then Galileo may request that IBM pay any remaining amount of the credit by check and IBM will promptly issue a check to Galileo for the remaining amount of the credit.

IBM and Galileo will monitor the status of the Migration and will meet in [**] to mutually evaluate the likelihood of the ITSA End Date occurring earlier or later than the target date.  If either one of these Parties believes that the ITSA End Date will occur earlier or later than the target date for reasons that are not within the reasonable control of that Party, then that Party may eliminate the provisions of this subsection (b) by giving the other written notice thereof.”

28.                   Additional Provisions for Lease Assumptions Pursuant to ITSA The AMO Agreement is amended by adding after Section 44 thereof a new Section 45 to read as follows:

“45.                        Additional Provisions for Lease Assumptions Pursuant to ITSA

The ITSA provides that upon termination of the ITSA, Travelport Operations, Inc. (“TP Operations”) will assume all Lease obligations for Machines subject to the TLA, and the following amounts have been included in the Monthly Payments to satisfy TP Operations’s Lease obligations:

(a)          $[**], which is TP Operations’s payment obligation for the non-System z Machine inventory that will remain with TP Operations based on the Machine inventory (the “Assumed Machine Inventory”) attached as Attachment A to the Termination Letter Agreement entered into by TP Operations and IBM contemporaneously with the execution of Amendment 6 to this AMO Agreement; and

(b)         $[**], which is TP Operations’s payment obligation for the System z Machines Serial Numbers: [**] that TP Operations has agreed to return to IBM at the ITSA Termination Date.  The Leases for these System z Machines will be terminated, and the Machines will be returned to IBM Credit, within thirty (30) days after the ITSA Termination Date.  An early termination credit of [**] has been included in the calculation of the Monthly Payments to provided for the early termination of these Leases and the early return of these Machines.

The foregoing amounts have been calculated using a [**] ITSA End Date, but will not change if the ITSA End Date is earlier or later than that date, since Section 44 provides for appropriate adjustments to be made to the Monthly Payments in order to adjust for an earlier or later ITSA End Date.

Prior to the ITSA End Date, IBM and the Travelport Enterprise will mutually perform an inventory reconciliation to compare the Assumed Machine Inventory to the actual inventory of Machines for which TP Operations has Lease assumption obligations pursuant to the ITSA (the “Actual Machine Inventory”).  If the charges for Lease obligations for the Actual Machine Inventory differs from the amount included in the Monthly Payments, as set forth above, then a corresponding change (increase or decrease) will be made to the Monthly Payments, as confirmed by the Parties in an Order Letter.  Disposition of the title of the non-System z Machines will be determined by the type of Lease for each such Machine.  In the event that TP Operations wishes to acquire title to a Machine that is to be returned to IBM, the Parties will negotiate a mutually agreeable price for such transactions.”

Agreed to:
Worldspan, L.P.
By:	Worldspan Technologies Inc., its	Customer No.: 9885094
General Partner
Jurisdiction of Organization: Delaware

By:	/s/ Pat J. Bourke	AMO Agreement No.:
Authorized Signature
IBM Customer Agreement No.: JJT-0003
Name (type or print):	Pat J. Bourke
Term Lease Agreement No.: JJT-0001
Date:	28 December 2007

Agreed to:		Agreed to:
Travelport Inc.		International Business Machines Corporation

By:	/s/ Pat J. Bourke	By:	/s/ Jim Fritter
Authorized Signature		Authorized Signature

Name (type or print):	Pat J. Bourke	Name (type or print):	Jim Fritter

Date:	28 December 2007	Date:	28 December 2007

Agreed to:		Agreed to:
Galileo International LLC		IBM Credit LLC

By:	/s/ Pat J. Bourke	By:	/s/ Judson Ficklen
Authorized Signature		Authorized Signature

Name (type or print):	Pat J. Bourke	Name (type or print):	Judson Ficklen

Date:	28 December 2007	Date:	28 December 2007